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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated February 26, 1996, accompanying the financial statements included in the Annual Report of Healthcare Services Group, Inc. on Form 10-K for the year ended December 31, 1995.

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statements (Form S-8 No.2-95092 and No. 2-99215) and in the Registration Statement (Form S-8 No. 33-35915) pertaining to the Incentive Stock Option Plan and the Non-Qualified Stock Options of Healthcare Services Group, Inc. and in the related prospectuses of our report dated February 26, 1996.


GRANT THORNTON LLP

Parsippany, New Jersey
March 26, 1996


                     REPORT OF INDEPENDENT CERTIFIED PUBLIC
                             ACCOUNTANTS ON SCHEDULE


Board of Directors and Stockholders
  Healthcare Services Group, Inc.


In connection with our audit of the financial statements of Healthcare Services Group, Inc., referred to in our report dated February 26, 1996, which is included in this Annual Report on Form 10-K, we have also audited Schedule VII for each of the three years in the period ended December 31, 1995. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.



GRANT THORNTON LLP

Parsippany, New Jersey
February 26, 1996